HII GmbH
Postfach 12 60
65797 Bad Soden/ Ts.

Wegberg, May 2, 2006

Dear Sir/Madam,

As you may know, our parent company is located in the United States. We have been advised by our parent company that the countries Iran, Iraq, Syria and Libya are currently under embargo, i.e. American companies are prohibited from exporting to those countries.

Therefore we ask for your understanding that as long as these countries are under embargo for American companies, we are unable to export to them, until such embargo is lifted.

Yours truly

Clyvia Technology GmbH

Manfred Sappok	Dieter Wagels
Managing Director	Managing Director